EXHIBIT 99.1


News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                      Contact:
                                                      Robert B. Lewis
                                                      (203) 406-3160




               SILGAN HOLDINGS REPORTS FIRST QUARTER EARNINGS AND
                    RAISES FULL YEAR 2007 EARNINGS ESTIMATE



STAMFORD, CT, April 26, 2007-- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, today reported record first quarter 2007 net income of $28.5 million, or $0.75 per diluted share, as compared to first quarter 2006 net income of $17.2 million, or $0.45 per diluted share. Results for 2007 included a pre-tax rationalization charge of $1.1 million, or $0.02 per diluted share net of tax. Results for 2006 included a pre-tax rationalization charge of $2.2 million, or $0.03 per diluted share net of tax. A reconciliation of net income per diluted share to "adjusted net income per diluted share," a Non-GAAP financial measure used by the Company which adjusts net income per share for certain items, can be found in Tables 4 and 5 at the back of this press release.

"Each of our businesses had a strong start in 2007. The impact of our 2006 acquisitions, continued focus on cost reductions, improving manufacturing efficiencies and recovery of significant cost inflation experienced over the past year has translated to significant profit improvement during the first quarter," said Tony Allott, President and CEO. "Results for our metal food container business benefited from the contractual pass through of prior year inflation, a provisional inventory build and stronger operating performance. Results in our closures

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SILGAN HOLDINGS
April 26, 2007
Page 2


business benefited from the addition of the international operations. Additionally, our plastic container business outperformed a strong first quarter of 2006 as a result of ongoing benefits from our cost reduction programs and the inclusion of the recently acquired Cousins-Currie business," Mr. Allott continued. "While some of the strength in the first quarter earnings was driven by timing, we are raising our 2007 full year earnings estimate by $0.05 per share based on our first quarter performance and our operational outlook," Mr. Allott concluded.

Net sales for the first quarter of 2007 were $650.8 million, an increase of $80.9 million, or 14.2 percent, as compared to $569.9 million for the same period in 2006. This increase was primarily due to the inclusion of the acquisitions completed in 2006 and higher average selling prices resulting from the pass through of inflation in raw material and other manufacturing costs in the metal food container and closures businesses.

Income from operations for the first quarter of 2007 was $62.1 million, an increase of $22.5 million, as compared to $39.6 million for the first quarter of 2006. This increase was a result of higher income from operations across each operating segment, largely as a result of the acquisitions completed in 2006, continued benefits of cost reductions and the contractual pass through of inflation in other manufacturing costs and the benefits resulting from a provisional inventory build in the metal food container business.

Interest and other debt expense for the first quarter of 2007 was $16.1 million, an increase of $4.8 million as compared to the same period in 2006. This increase was due to higher average borrowings as a result of the 2006 acquisitions and the effects of higher market interest rates.

Metal Food Containers

Net sales of the metal food container business were $345.6 million for the first quarter of 2007, an increase of $10.8 million, or 3.2 percent, over the first quarter of 2006 primarily as a result of higher average selling prices due to the pass through of inflation in raw material and other manufacturing costs.

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SILGAN HOLDINGS
April 26, 2007
Page 3


Income from operations of the metal food container business increased in the first quarter of 2007 to $28.8 million as compared to $18.2 million for the same period in 2006 due primarily to improved manufacturing performance and ongoing cost reduction initiatives, the lagged contractual pass through beginning in the latter part of 2006 of significant inflation in other manufacturing costs and benefits derived from a provisional inventory build during the quarter in advance of union contract negotiations and plant rationalizations. These benefits were slightly offset by pre-tax rationalization charges of $1.1 million for the ongoing costs associated with the plans to close the St. Paul, Minnesota and Stockton, California metal food container facilities. As a result, operating margin increased significantly to 8.3 percent from 5.4 percent over the same periods.

Plastic Containers

Net sales of the plastic container business were $162.4 million in the first quarter of 2007, essentially flat versus the same period a year ago. The inclusion of sales from Cousins-Currie which was acquired in December 2006 was offset by lower average selling prices as a result of the pass through to customers of lower raw material costs and by the impact from the rationalization of the Valencia, California manufacturing facility in the second quarter of 2006.

Income from operations of the plastic container business for the first quarter of 2007 was $19.8 million as compared to $13.8 million in the first quarter of 2006, and operating margin increased to 12.2 percent from 8.5 percent over the same periods. Income from operations and operating margin increased primarily as a result of continued cost reductions including from the closing of the Valencia, California manufacturing facility, the impact from the Cousins-Currie acquisition and rationalization charges in 2006 of $2.2 million.

Closures

Net sales of the closures business were $142.8 million in the first quarter of 2007, an increase of $70.9 million over the first quarter of 2006 primarily as a result of the international closures acquisitions during 2006.

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SILGAN HOLDINGS
April 26, 2007
Page 4


Income from operations of the closures business increased in the first quarter of 2007 to $15.8 million as compared to $10.6 million for the same period in 2006 due primarily to the inclusion of the acquired international closures operations. Operating margin for the first quarter of 2007 decreased to 11.1 percent from 14.7 percent for the same period in 2006 due primarily to the inclusion of the international operations, which generally incur selling, general and administrative expenses at a higher percentage of sales as compared to the domestic operations.

Dividend

On March 19, 2007, the Company paid a quarterly cash dividend in the amount of $0.16 per share to holders of record of common stock of the Company on March 5, 2007. This dividend payment aggregated $6.1 million.

Outlook for 2007

Based on the first quarter financial performance and the outlook for the remainder of 2007, the Company has raised its "adjusted net income per diluted share" estimate for 2007 by $0.05 to a range of $3.15 to $3.25 per diluted share. While the first quarter financial performance significantly exceeded the high-end of the Company's first quarter estimate, the current full year estimate includes an offset to earnings of approximately $0.20 per diluted share for the remainder of the year related to reducing provisional inventory post-union contract negotiations and plant closures.

The Company expects "adjusted net income per diluted share" for the second quarter of 2007 to be in the range of $0.65 to $0.75, as compared to adjusted net income per diluted share of $0.53 in the second quarter of 2006.

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SILGAN HOLDINGS
April 26, 2007
Page 5


Conference Call

Silgan Holdings Inc. will hold a conference call to discuss the Company's results for the first quarter of 2007 at 11:00 a.m. eastern time on Thursday, April 26, 2007. The toll free number for domestic callers is (800) 479-9001, and the number for international callers is (719) 457-2618. For those unable to listen to the live call, a taped rebroadcast will be available until 5:00 p.m. eastern time on May 4, 2007. To access the rebroadcast, the toll free number for domestic callers is (888) 203-1112, and the number for international callers is
(719)  457-0820.  The pass code is 9384496.


                                      * * *


Silgan Holdings is a leading North American manufacturer of consumer goods packaging products with annual net sales of approximately $2.7 billion in 2006. Silgan operates 69 manufacturing facilities in North and South America, Europe and Asia. In North America, Silgan is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products. In addition, Silgan is a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.

Statements included in this press release which are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Such forward looking statements are made based upon management's expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company's Annual Report on Form 10-K for 2006 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward-looking statements.


                                      * * *


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                              SILGAN HOLDINGS INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                         For the quarter ended March 31,
                 (Dollars in millions, except per share amounts)



                                                       2007        2006
                                                       ----        ----

Net sales                                             $650.8      $569.9

Cost of goods sold                                     550.7       498.6
                                                      ------      ------

     Gross profit                                      100.1        71.3

Selling, general and administrative expenses            36.9        29.5

Rationalization charges                                  1.1         2.2
                                                      ------      ------

     Income from operations                             62.1        39.6

Interest and other debt expense                         16.1        11.3
                                                      ------      ------

     Income before income taxes                         46.0        28.3

Provision for income taxes                              17.5        11.1
                                                      ------      ------

     Net income                                       $ 28.5      $ 17.2
                                                      ======      ======

Earnings per share:
     Basic net income per share                        $0.76       $0.46
     Diluted net income per share                      $0.75       $0.45

Cash dividends per common share                        $0.16       $0.12

Weighted average shares (000's):
     Basic                                            37,613      37,271
     Diluted                                          38,105      37,829



                              SILGAN HOLDINGS INC.
              CONSOLIDATED SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
                         For the quarter ended March 31,
                              (Dollars in millions)



                                          2007          2006
                                          ----          ----

Net sales:
     Metal food containers (a)           $345.6        $334.8
     Plastic containers                   162.4         163.2
     Closures (a)                         142.8          71.9
                                         ------        ------
         Consolidated                    $650.8        $569.9
                                         ======        ======

Income from operations:
     Metal food containers (a) (b)       $ 28.8        $ 18.2
     Plastic containers(c)                 19.8          13.8
     Closures (a)                          15.8          10.6
     Corporate                             (2.3)         (3.0)
                                         ------        ------
         Consolidated                    $ 62.1        $ 39.6
                                         ======        ======


                              SILGAN HOLDINGS INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                              (Dollars in millions)


                                                          March 31,     March 31,     Dec. 31,
                                                            2007          2006          2006
                                                            ----          ----          ----

Assets:
     Cash and cash equivalents                            $   22.9      $    8.4      $   16.7
     Trade accounts receivable, net                          274.7         215.5         232.4
     Inventories                                             495.2         386.2         426.6
     Other current assets                                     37.1          25.1          42.1
     Property, plant and equipment, net                      904.9         753.2         894.6
     Other assets, net                                       409.3         255.2         396.0
                                                          --------      --------      --------
         Total assets                                     $2,144.1      $1,643.6      $2,008.4
                                                          ========      ========      ========

Liabilities and stockholders' equity:
     Current liabilities, excluding debt                  $  331.0      $  264.2      $  406.6
     Current and long-term debt                            1,135.3         857.0         955.6
     Other liabilities                                       284.6         236.6         279.7
     Stockholders' equity                                    393.2         285.8         366.5
                                                          --------      --------      --------
         Total liabilities and stockholders' equity       $2,144.1      $1,643.6      $2,008.4
                                                          ========      ========      ========


     (a) Prior year results have been restated to present our new Closures segment.
     (b) Includes  rationalization charges of $1.1 million in 2007.
     (c) Includes rationalization charge of $2.2 million in 2006.


                              SILGAN HOLDINGS INC.
           RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE (1)
                                   (UNAUDITED)
                         For the quarter ended March 31,

                                     Table 4
                                     -------


                                                  First Quarter
                                                2007         2006
                                                ----         ----

Net income per diluted share as reported       $0.75        $0.45

Adjustments:
  Rationalization charges, net of tax           0.02         0.03
                                               -----        -----

Adjusted net income per diluted share          $0.77        $0.48
                                               =====        =====



                              SILGAN HOLDINGS INC.
           RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE (1)
                                   (UNAUDITED)
                         For the quarter and year ended,

                                     Table 5
                                     -------


                                                        Second Quarter                 Year Ended
                                                        --------------                 ----------
                                                           June 30,                   December 31,
                                                           --------                   ------------
                                                      Estimated      Actual        Estimated      Actual
                                                      ---------      ------        ---------      ------

                                                    Low      High                Low      High
                                                    2007     2007     2006       2007     2007     2006
                                                    ----     ----     ----       ----     ----     ----
Net income per diluted share as estimated
  for 2007 and as reported for 2006                $0.63    $0.73    $0.43      $3.08    $3.18    $2.74

Adjustments:
  Rationalization charges, net of tax               0.02     0.02     0.10       0.07     0.07     0.29
  Cumulative prior year benefit of
     R&D tax credits                                 -        -        -          -        -      (0.15)
                                                   -----    -----    -----      -----    -----    -----
Adjusted net income per diluted share
  as estimated for 2007 and presented for 2006     $0.65    $0.75    $0.53      $3.15    $3.25    $2.88
                                                   =====    =====    =====      =====    =====    =====



(1) The Company has presented adjusted net income per diluted share for the periods covered by this press release, which measure is a Non-GAAP financial measure. The Company's management believes it is useful to exclude rationalization charges and the cumulative effect of prior year tax benefits recorded in 2006 attributable to tax initiatives completed during 2006 from its net income per diluted share as calculated under U.S. generally accepted accounting principles because such Non-GAAP financial measure allows for a more appropriate evaluation of its operating results. While rationalization costs are incurred on a regular basis, management views these costs more as an investment to generate savings rather than period costs. Such Non-GAAP financial measure is not in accordance with U.S. generally accepted accounting principles and should not be considered in isolation but should be read in conjunction with the unaudited condensed consolidated statements of income and the other information presented herein. Additionally, such Non-GAAP financial measure should not be considered a substitute for net income per diluted share as calculated under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies.